Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces Second-Quarter 2025 Results

Second-Quarter Financial Highlights
•Net sales of $1,293 million; year-over-year increase of 6.2%
•Net income of $112 million and net income per diluted share of $2.19
•Non-GAAP diluted EPS increased year-over-year to $3.61
•Adjusted EBITDA increased year-over-year to $267 million
•$125 million of share repurchases

Lincolnshire, Ill., August 5, 2025 — Zebra Technologies Corporation (NASDAQ: ZBRA), a global leader in digitizing and automating frontline workflows, today announced results for the second quarter ended June 28, 2025.

“Solid demand, excellent execution by our team and lower-than-expected tariffs enabled us to deliver second quarter results that exceeded our expectations," said Bill Burns, Chief Executive Officer of Zebra Technologies. "We are raising both our sales and profitability outlook for the full year, given our solid first half results and expectation for second half growth. Looking ahead, we are focused on driving shareholder value and advancing our industry leadership with our innovative solutions that digitize and automate our customers’ workflows.”

$ in millions, except per share amounts	2Q25	2Q24	Change
Select reported measures:
Net sales	$1,293	$1,217	6.2%
Gross profit	616	589	4.6%
Gross margin	47.6%	48.4%	(80) bps
Net income	112	113	(0.9%)
Net income margin	8.7%	9.3%	(60) bps
Net income per diluted share	$2.19	$2.17	0.9%

Select Non-GAAP measures:
Adjusted net sales	$1,293	$1,217	6.2%
Organic net sales growth			6.3%
Adjusted gross profit	619	591	4.7%
Adjusted gross margin	47.9%	48.6%	(70) bps
Adjusted EBITDA	267	250	6.8%
Adjusted EBITDA margin	20.6%	20.5%	10 bps
Non-GAAP net income	$186	$165	12.7%
Non-GAAP diluted earnings per share	$3.61	$3.18	13.5%

Net sales were $1,293 million in the second quarter of 2025 compared to $1,217 million in the prior year. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $875 million in the second quarter of 2025 compared to $820 million in the prior year. Asset Intelligence & Tracking ("AIT") segment net sales were $418 million in the second quarter of 2025 compared to $397 million in the prior year. Consolidated organic net sales for the second quarter of 2025 increased 6.3% year-over-year, with a 6.5% increase in the EVM segment and a 5.8% increase in the AIT segment.

Second quarter 2025 gross profit was $616 million compared to $589 million in the prior year. Gross margin decreased to 47.6% for the second quarter of 2025 compared to 48.4% in the prior year primarily due to approximately $10 million of U.S. import tariff expense net of mitigating actions. Adjusted gross margin was 47.9% in the second quarter of 2025 compared to 48.6% in the prior year.

Operating expenses increased to $433 million in the second quarter of 2025 from $422 million in the prior year. Adjusted operating expenses increased to $370 million in the second quarter of 2025 from $358 million in the prior year.

Net income for the second quarter of 2025 was $112 million, or $2.19 per diluted share, compared to net income of $113 million, or $2.17 per diluted share, in the prior year. Non-GAAP net income increased to $186 million for the second quarter of 2025, or $3.61 per diluted share, compared to $165 million, or $3.18 per diluted share, for the prior year.

Adjusted EBITDA for the second quarter of 2025 was $267 million, or 20.6% of adjusted net sales, compared to $250 million, or 20.5% of adjusted net sales in the prior year due to lower adjusted operating expense as a percentage of sales, partially offset by lower gross margin.

Balance Sheet and Cash Flow
As of June 28, 2025, the Company had cash and cash equivalents of $872 million and total debt of $2,183 million.

For the first six months of 2025, net cash provided by operating activities was $325 million and the Company invested $37 million in capital expenditures, resulting in free cash flow of $288 million. The Company also made share repurchases of $250 million and acquired Photoneo for $62 million.

Outlook
Third Quarter 2025
The Company expects third quarter sales growth between 2% and 6% compared to the prior year. This expectation includes approximately 30 basis points favorable impact from the Photoneo acquisition and a net neutral impact from foreign currency translation.

Adjusted EBITDA margin for the third quarter is expected to be approximately 21% which includes the impact of approximately $10 million U.S. import tariff expense, net of mitigating actions, assuming no changes to the current rates and exemptions. Non-GAAP diluted earnings per share are expected to be in the range of $3.60 to $3.80. This assumes an adjusted effective tax rate of approximately 17 to 18%.

Full Year 2025
The Company is raising its full year 2025 sales growth to between 5% and 7% compared to the prior year. This expectation includes approximately 50 basis points of combined favorability from the Photoneo acquisition and foreign currency translation.

Adjusted EBITDA margin for the full year is now expected to be between 21 to 22%, which includes the impact of approximately $30 million U.S. import tariff expense, net of mitigating actions, assuming no changes to the current rates and exemptions. Non-GAAP diluted earnings per share are expected to be in the range of $15.25 to $15.75. This assumes an adjusted effective tax rate of approximately 17 to 18%.

Free Cash Flow for the full year 2025 is now expected to be greater than $800 million.

Announcing Acquisition of Elo Touch Solutions, Inc.

The company has also announced today that it has reached an agreement to acquire Elo Touch Solutions, Inc., an innovator of solutions that engage customers, enhance self-service and accelerate automation, for $1.3 billion. This transaction is expected to close in 2025 and is not included in our Outlook. Please see today's separate release for additional details.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking Statements" caption below. This would include items that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the Company’s financial results. The conference call will be held today at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the Company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) provides the solutions to help businesses grow through increased asset visibility, connected frontline workers and intelligent automation. The company operates in more than 100 countries, and our customers include over 80% of the Fortune 500. Designed for the frontline, Zebra’s award-winning portfolio includes hardware, software, and services, all backed by our 50+ years of innovation and global partner ecosystem. Follow Zebra on our blog and LinkedIn, visit our newsroom and learn more at www.zebra.com.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s offerings and competitors' offerings, and the potential effects of emerging technologies and changes in customer requirements. The effect of global market conditions, and the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, natural disasters, man-made disasters, public health issues (including pandemics), and cybersecurity incidents may have negative effects on Zebra's business and results of operations. Zebra's ability to purchase sufficient materials, parts, and components, and ability to provide services, software and products to meet customer demand could negatively impact Zebra's results of operations and customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions may also have an adverse impact on results. Foreign exchange rates, customs duties and trade policies may have an adverse effect on financial results because of the global nature of Zebra's business. The impacts of changes in foreign and domestic governmental policies, regulations, or laws, as well as the outcome of litigation or tax matters in which Zebra may be involved are other factors that could adversely affect Zebra's business and results of operations. The success of integrating acquisitions could also adversely affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of Zebra's financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of certain risks, uncertainties and other factors that could adversely affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “Adjusted EBITDA,” “Adjusted EBITDA margin,” “adjusted gross margin,” “adjusted gross profit,” “adjusted net sales,” “adjusted operating expenses,” “EBITDA,” “free cash flow,” “non-GAAP diluted earnings per share,” “non-GAAP earnings per share,” “non-GAAP net income,” “organic net sales,” and “organic net sales growth.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable prior year period as well as removing realized cash flow hedge gains and losses from both the current and prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors	Media
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Senior Director, External Communications
Phone: + 1 847 518 6432	Phone: + 1 847 370 2317
InvestorRelations@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)

	June 28, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$872	$901
Accounts receivable, net of allowances for doubtful accounts of $1 each as of June 28, 2025 and December 31, 2024	634	692
Inventories, net	686	693
Income tax receivable	50	20
Prepaid expenses and other current assets	92	134
Total Current assets	2,334	2,440
Property, plant and equipment, net	314	305
Right-of-use lease assets	165	167
Goodwill	3,931	3,891
Other intangibles, net	400	422
Deferred income taxes	565	512
Other long-term assets	229	231
Total Assets	$7,938	$7,968
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$44	$79
Accounts payable	569	633
Accrued liabilities	469	503
Deferred revenue	457	453
Income taxes payable	55	36
Total Current liabilities	1,594	1,704
Long-term debt	2,128	2,092
Long-term lease liabilities	152	155
Deferred income taxes	58	57
Long-term deferred revenue	315	304
Other long-term liabilities	74	70
Total Liabilities	4,321	4,382
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	733	669
Treasury stock at cost, 21,315,596 and 20,645,798 shares as of June 28, 2025 and December 31, 2024, respectively	(2,147)	(1,900)
Retained earnings	5,108	4,860
Accumulated other comprehensive loss	(78)	(44)
Total Stockholders’ Equity	3,617	3,586
Total Liabilities and Stockholders’ Equity	$7,938	$7,968

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net sales:
Tangible products	$1,055	$983	$2,117	$1,912
Services and software	238	234	484	480
Total Net sales	1,293	1,217	2,601	2,392
Cost of sales:
Tangible products	553	515	1,095	1,013
Services and software	124	113	245	227
Total Cost of sales	677	628	1,340	1,240
Gross profit	616	589	1,261	1,152
Operating expenses:
Selling and marketing	158	150	319	298
Research and development	144	146	295	284
General and administrative	102	97	213	178
Amortization of intangible assets	25	25	49	51
Acquisition and integration costs	4	1	7	2
Exit and restructuring costs	—	3	—	13
Total Operating expenses	433	422	883	826
Operating income	183	167	378	326
Other (loss) income, net:
Foreign exchange (loss) gain	(11)	—	(16)	3
Interest expense, net	(25)	(23)	(48)	(40)
Other expense, net	(9)	(8)	(11)	(11)
Total Other expense, net	(45)	(31)	(75)	(48)
Income before income tax	138	136	303	278
Income tax expense	26	23	55	50
Net income	$112	$113	$248	$228
Basic earnings per share	$2.20	$2.19	$4.85	$4.43
Diluted earnings per share	$2.19	$2.17	$4.81	$4.40

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	June 28, 2025	June 29, 2024
Cash flows from operating activities:
Net income	$248	$228
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84	85
Share-based compensation	83	48
Deferred income taxes	(30)	(36)
Unrealized gain on forward interest rate swaps	—	(31)
Other, net	12	7
Changes in operating assets and liabilities:
Accounts receivable, net	81	(185)
Inventories, net	11	125
Other assets	10	(3)
Accounts payable	(71)	98
Accrued liabilities	(101)	23
Deferred revenue	13	(25)
Income taxes	(10)	38
Settlement liability	—	(45)
Cash receipts on forward interest rate swaps	—	86
Other operating activities	(5)	—
Net cash provided by operating activities	325	413
Cash flows from investing activities:
Acquisition of businesses	(62)	—
Purchases of property, plant and equipment	(37)	(24)
Proceeds from sale of short-term investments	—	2
Purchases of long-term investments	—	(3)
Net cash used in investing activities	(99)	(25)
Cash flows from financing activities:
Payment of debt issuance costs, extinguishment costs and discounts	—	(9)
Payments of debt	—	(694)
Proceeds from issuance of debt	—	651
Payments for repurchases of common stock	(250)	—
Net payments related to share-based compensation plans	(16)	(27)
Change in unremitted cash collections from servicing factored receivables	7	(38)
Other financing activities	2	2
Net cash used in financing activities	(257)	(115)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	2	—
Net (decrease) increase in cash and cash equivalents, including restricted cash	(29)	273
Cash and cash equivalents, including restricted cash, at beginning of period	901	138
Cash and cash equivalents, including restricted cash, at end of period	$872	$411
Less restricted cash, included in Prepaid expenses and other current assets	—	—
Cash and cash equivalents at end of period	$872	$411
Supplemental disclosures of cash flow information:
Income taxes paid	$95	$43
Interest paid (received) inclusive of forward interest rate swaps	$55	$(17)

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(Unaudited)

	Three Months Ended
	June 28, 2025
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	5.3%	6.7%	6.2%
Adjustments:
Impact of foreign currency translations (1)	0.5%	0.1%	0.3%
Impact of acquisitions (2)	—%	(0.3)%	(0.2)%
Consolidated Organic Net sales growth	5.8%	6.5%	6.3%

	Six Months Ended
	June 28, 2025
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	11.5%	7.4%	8.7%
Adjustments:
Impact of foreign currency translations (1)	0.5%	0.3%	0.4%
Impact of acquisitions (2)	—%	(0.2)%	(0.1)%
Consolidated Organic Net sales growth	12.0%	7.5%	9.0%

(1)Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period as well as removing realized cash flow hedge gains and losses from both the current and prior year periods.

(2)For purposes of computing Organic Net sales growth, amounts directly attributable to business acquisitions are excluded for twelve months following their respective acquisitions.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
($ In millions)
(Unaudited)

	Three Months Ended
	June 28, 2025			June 29, 2024
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales	$418	$875	$1,293	$397	$820	$1,217
Reported Gross profit	203	413	616	187	402	589
Gross Margin	48.6%	47.2%	47.6%	47.1%	49.0%	48.4%

Non-GAAP
Adjusted Net sales	$418	$875	$1,293	$397	$820	$1,217
Adjusted Gross profit (1)	205	414	619	187	404	591
Adjusted Gross Margin	49.0%	47.3%	47.9%	47.1%	49.3%	48.6%

	Six Months Ended
	June 28, 2025			June 29, 2024
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales	$880	$1,721	$2,601	$789	$1,603	$2,392
Reported Gross profit	439	822	1,261	371	781	1,152
Gross Margin	49.9%	47.8%	48.5%	47.0%	48.7%	48.2%

Non-GAAP
Adjusted Net sales	$880	$1,721	$2,601	$789	$1,603	$2,392
Adjusted Gross profit (1)	442	826	1,268	372	784	1,156
Adjusted Gross Margin	50.2%	48.0%	48.8%	47.1%	48.9%	48.3%

(1)Adjusted Gross profit excludes share-based compensation expense.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
($ In millions, except share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
GAAP Net income	$112	$113	$248	$228
Adjustments to Cost of sales(1)
Share-based compensation	3	2	7	4
Total adjustments to Cost of sales	3	2	7	4
Adjustments to Operating expenses(1)
Amortization of intangible assets	25	25	49	51
Acquisition and integration costs	4	1	7	2
Share-based compensation	34	35	83	54
Exit and restructuring costs	—	3	—	13
Total adjustments to Operating expenses	63	64	139	120
Adjustments to Other expense, net(1)
Amortization of debt issuance costs and discounts	—	1	1	1
Investment loss	10	6	10	6
Foreign exchange loss (gain)	11	—	16	(3)
Forward interest rate swap (gain)	—	(11)	—	(31)
Total adjustments to Other expense, net	21	(4)	27	(27)
Income tax effect of adjustments(2)
Reported income tax expense	26	23	55	50
Adjusted income tax	(39)	(33)	(82)	(63)
Total adjustments to income tax	(13)	(10)	(27)	(13)
Total adjustments	74	52	146	84
Non-GAAP Net income	$186	$165	$394	$312

GAAP earnings per share
Basic	$2.20	$2.19	$4.85	$4.43
Diluted	$2.19	$2.17	$4.81	$4.40
Non-GAAP earnings per share
Basic	$3.63	$3.20	$7.69	$6.06
Diluted	$3.61	$3.18	$7.63	$6.02

Basic weighted average shares outstanding	50,939,474	51,489,735	51,154,241	51,444,179
Diluted weighted average and equivalent shares outstanding	51,282,273	51,830,245	51,546,410	51,815,899
(1)Presented on a pre-tax basis.
(2)Represents adjustments to GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions), as well as adjustments to exclude the impacts of certain discrete income tax items and incorporate the anticipated annualized effects of current year tax planning.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
($ In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
GAAP Net income	$112	$113	$248	$228
Add back:
Depreciation (excluding exit and restructuring)	18	17	35	34
Amortization of intangible assets	25	25	49	51
Total Other expense, net	45	31	75	48
Income tax expense	26	23	55	50
EBITDA (Non-GAAP)	226	209	462	411

Adjustments to Cost of sales
Share-based compensation	3	2	7	4
Total adjustments to Cost of sales	3	2	7	4
Adjustments to Operating expenses
Acquisition and integration costs	4	1	7	2
Share-based compensation	34	35	83	54
Exit and restructuring costs	—	3	—	13
Total adjustments to Operating expenses	38	39	90	69
Total adjustments to EBITDA	41	41	97	73
Adjusted EBITDA (Non-GAAP)	$267	$250	$559	$484

Adjusted EBITDA margin (Non-GAAP)	20.6%	20.5%	21.5%	20.2%

FREE CASH FLOW

	Six Months Ended
	June 28, 2025	June 29, 2024
Net cash provided by operating activities	$325	$413
Less: Purchases of property, plant and equipment	(37)	(24)
Free cash flow (Non-GAAP)(1)	$288	$389
(1) Free cash flow, a non-GAAP measure, is defined as Net cash provided by (used in) operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period.